NUMBER SHARES FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF Leucadia National Corporation, transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. The holder hereof by accepting this certificate expressly assents to and is bound by the Certificate of Incorporation and the By-Laws of the Corporation, copies of which are on file with the Transfer Agent. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. the seal of the Corporation and the signatures of its duly authorized officers. Dated: LEUCADIA NATIONAL CORPORATION ©SECURITY-COLUMBIAN UNITED STATES BANKNOTE COMPANY Countersigned and Registered: AMERICAN STOCK TRANSFER & TRuST COMPANY, LLC (Brooklyn, NY) Transfer Agent and Registrar By Authorized Officer THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTIONS PURSUANT TO PART III OF ARTICLE FOURTH OF THE CERTIFICATE OF INCORPORATION OF LEUCADIA NATIONAL CORPORATION REPRINTED IN ITS ENTIRETY ON THE BACK OF THIS CERTIFICATE. CUSIP 527288 10 4 NY SECRETARY CHAIRMAN SEE REVERSE FOR CERTAIN DEFINITIONS ABnote North America 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003 SALES: HOLLY GRONER 931-490-7660 PROOF OF: FEBRUARY 27, 2013 LEUCADIA NATIONAL CORPORATION WO-y6586 FACE OPERATOR: DKS REV. 1 Colors Selected for Printing: Intaglio Prints in SC1-4 Dark Red and Black. PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

LEUCADIA NATIONAL CORPORATION

The Corporation will furnish to any shareholder upon request and without charge, a full statement of (i) the designation, relative rights, preferences and limitations of the shares of (a) each class of the Corporation authorized to be issued and (b) each series of Preferred Stock of the Corporation so far as the same have been fixed and (ii) the authority of the Board of Directors of the Corporation to designate and fix the relative rights, preferences and limitations of other series of Preferred Stock of the Corporation. Such request may be directed to the office of the Secretary of the Corporation or to the Transfer Agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT –		Custodian
TEN ENT	—	as tenants by the entireties		(Cust)		(Minor)
JT TEN	—	as joint tenants with right of		under Uniform Gifts to Minors
		survivorship and not as tenants		Act
		in common		(State)

Additional abbreviations may also be used though not in the above list.

For value received,                                            hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises
Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

TRANSFER RESTRICTIONS

(a) Certain Definitions. As used in this Part III of Article FOURTH, the following terms have the following respective meanings:

“Acquisition Issuance” means any delivery, issuance, or grant of Corporation Securities by the Corporation in connection with the acquisition, directly or indirectly, of (i) a majority, by vote or value, of the capital stock, partnership interests, membership interests, or other equity interests of another Person or (ii) all or substantially all of the assets of another Person.

“Corporation Securities” means (i) shares of common stock of the Corporation, (ii) shares of preferred stock of the Corporation, (iii) warrants, rights, or options (within the meaning of Treasury Regulation ss.1.382-2T(h)(4)(v)) to purchase stock of the Corporation, and (iv) any other interests that would be treated as “stock” of the Corporation pursuant to Treasury Regulation ss.1.382-2T(f)(18).

“Percentage Stock Ownership” means percentage stock ownership as determined in accordance with Treasury Regulation ss.1.382-2T(g), (h), (j), and (k).

“Five-Percent Shareholder” means a Person or group of Persons that (i) is identified as a “5-percent shareholder” of the Corporation pursuant to Treasury Regulation ss.1.382-2T(g)(1) or (ii) would be treated, under Treasury Regulation ss.1.382-2T(g), (h), (j), and (k), as owning 5% of the common stock of the Corporation.

“Person” means an individual, corporation, estate, trust, association, company, partnership, joint venture or similar organization.

“Prohibited Distributions” means any dividends or other distributions that were received from the Corporation by a Purported Transferee or Purported Holder with respect to Excess Securities.

“Prohibited Transfer” means any purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and void under this Part III of Article FOURTH.

“Restriction Release Date” means the earlier of December 31, 2024, the repeal of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) (and any comparable successor provision) (“Section 382”), or the beginning of a taxable year of the Corporation (or any successor thereof) to which no Tax Benefits may be carried forward.

“Tax Benefits” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any “net unrealized built-in loss” within the meaning of Section 382, of the Corporation or any direct or indirect subsidiary thereof.

“Transfer” means any direct or indirect sale, transfer, assignment, conveyance, pledge, or other disposition. A Transfer also shall include the creation or grant of an option (within the meaning of Treasury Regulation ss.1.382-2T(h)(4)(v)). A Transfer shall not include an issuance or grant of Corporation Securities by the Corporation.

“Treasury Regulation ss.1.382-2T” means the temporary income tax regulations promulgated under Section 382, and any successor regulations. References to any subsection of such regulations include references to any successor subsection thereof.

(b) Restrictions.

(i) Any attempted Transfer of Corporation Securities prior to the Restriction Release Date, or any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Restriction Release Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (1) any Person or group of Persons shall become a Five-Percent Shareholder, or (2) the Percentage Stock Ownership interest in the Corporation of any Five-Percent Shareholder shall be increased; provided, however, that nothing herein contained shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange, Inc. in the Corporation Securities.

(ii) If, as a result of an Acquisition Issuance prior to the Restriction Release Date, any Person or group of Persons would become a Five-Percent Shareholder, then, notwithstanding anything in the agreement governing the terms of the relevant acquisition to the contrary, the Corporation shall not deliver to the Person that would otherwise be entitled to receive the Corporation Securities in such Acquisition Issuance (the “Purported Holder”) the minimum number of Corporation Securities otherwise deliverable in the Acquisition Issuance such that such Person or group of Persons shall not become a Five-Percent Shareholder (“Excess Issued Securities”). Any and all such Excess Issued Securities shall instead be delivered to the Agent for sale in accordance with paragraph (d)(ii) of this Article FOURTH. Any attempted or purported delivery of Excess Issued Securities in violation of this clause (ii) shall be void ab initio.

(c) Certain Exceptions. The restrictions set forth in paragraph (b) of this Part III of Article FOURTH shall not apply to (1) an attempted Transfer if the transferor or the transferee obtains, or (2) a delivery of Excess Issued Securities if the Purported Holder or the Corporation obtains, the approval of the Board of Directors of the Corporation. Any such approval must expressly waive the applicability of the restrictions set forth in this Part III of Article FOURTH. As a condition to granting its approval, the Board of Directors may, in its discretion, require an opinion of counsel selected by the Board of Directors that the Transfer or delivery of Excess Issued Securities shall not result in the application of any Section 382 limitation on the use of the Tax Benefits.

(d) Treatment of Excess Transferred Securities and Excess Issued Securities.

(i) No employee or agent of the Corporation shall record any delivery of Excess Issued Securities to a Purported Holder or any Prohibited Transfer, and the Purported Holder and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a shareholder of the Corporation for any purpose whatsoever in respect of the Excess Issued Securities or the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Transferred Securities”, and together with the Excess Issued Securities, the “Excess Securities”). The Purported Transferee and the Purported Holder shall not be entitled with respect to such Excess Securities to any rights of shareholders of the Corporation, including without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any. Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities.

(ii) If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer or that Excess Issued Securities have been delivered to a Purported Holder, then, upon written demand by the Corporation, the Purported Transferee or Purported Holder shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee's or Purported Holder’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall promptly sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it pursuant to the preceding sentence or paragraph (b)(ii) of this Article FOURTH, in one or more arm's-length transactions (over the New York Stock Exchange, if possible); provided, however, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent's discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee or Purported Holder has sold the Excess Securities before receiving the Corporation's demand to surrender the Excess Securities to the Agent, the Purported Transferee or Purported Holder shall be deemed to have sold the Excess Securities on behalf of the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and the proceeds of such sale, except to the extent that the Agent grants written permission to the Purported Transferee or Purported Holder to retain a portion of such Prohibited Distributions or sales proceeds not exceeding the amount that the Purported Transferee or Purported Holder would have received from the Agent pursuant to paragraph (d)(iii) of this Article FOURTH if the Agent rather than the Purported Transferee or Purported Holder had sold the Excess Securities.

(iii) The Agent shall apply any proceeds of a sale by it of Excess Securities, and any amounts received by the Agent from a Purported Transferee or Purported Holder pursuant to paragraph (d)(ii) of this Article FOURTH, as follows: (1) first, in the case of Excess Transferred Securities, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (2) second, any remaining amounts shall be paid to the Purported Transferee or Purported Holder, up to either (i) the amount paid by the Purported Transferee for the Excess Securities, or (ii) the fair market value, calculated on the basis of the closing market price for Corporation Securities on the day before the Acquisition Issuance or attempted Transfer, of the Excess Securities at the time of the Acquisition Issuance or attempted Transfer to the Purported Transferee by gift, inheritance, or similar Transfer, which amount or fair market value shall be determined in the discretion of the Board of Directors; and (3) third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to the Leucadia Foundation; provided, however, that (x) if the Leucadia Foundation shall have terminated prior to its receipt of such amounts, such remaining amounts shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (and any comparable successor provision) (“Section 501(c)(3)”) selected by the Board of Directors, and (y) to the extent that the receipt of such amounts could result in the Leucadia Foundation or any other organization qualifying under Section 501(c)(3) becoming a Five-Percent Shareholder, then such remaining amounts may be paid to one or more other organizations qualifying under Section 501(c)(3) selected by the Board of Directors. The recourse of any Purported Transferee or Purported Holder in respect of any Prohibited Transfer or delivery of Excess Issued Securities shall be limited to the amount payable to the Purported Transferee or Purported Holder pursuant to clause (2) of the preceding sentence. In no event shall the proceeds of any sale of Excess Securities pursuant to this Part III of Article FOURTH inure to the benefit of the Corporation.

(iv) If the Purported Transferee or Purported Holder fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty business days from the date on which the Corporation makes a demand pursuant to paragraph (d)(ii) of this Article, then the Corporation shall institute legal proceedings to compel the surrender.

(v) The Corporation shall make the demand described in paragraph (d)(ii) of this Part III of Article FOURTH within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Transferred Securities or that a Purported Holder received Excess Issued Securities; provided, however, that if the Corporation makes such demand at a later date, the provisions of this Part III of Article FOURTH shall apply nonetheless.

(e) Bylaws, Legends, etc.

(i) The Bylaws of the Corporation shall make appropriate provisions to effectuate the requirements of this Part III of Article FOURTH.

(ii) All certificates representing Corporation Securities issued after the effectiveness of this Part III of Article FOURTH shall bear a conspicuous legend as follows:

THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTIONS PURSUANT TO PART III OF ARTICLE FOURTH OF THE CERTIFICATE OF INCORPORATION OF LEUCADIA NATIONAL CORPORATION REPRINTED IN ITS ENTIRETY ON THE BACK OF THIS CERTIFICATE.

(iii) The Board of Directors of the Corporation shall have the power to determine all matters necessary to determine compliance with this Part III of Article FOURTH, including without limitation (1) whether a new Five-Percent Shareholder would be required to be identified in certain circumstances, (2) whether a Transfer is a Prohibited Transfer, (3) the Percentage Stock Ownership in the Corporation of any Five-Percent Shareholder, (4) whether an instrument constitutes a Corporation Security, (5) the amount or fair market value due to a Purported Transferee or Purported Holder pursuant to clause (2) of paragraph (d)(iii) of this Part III of Article FOURTH, (6) whether an issuance of Corporation Securities is an Acquisition Issuance, (7) the number of Excess Issued Securities with respect to any Purported Holder, and (8) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Part III of Article FOURTH.